EXHIBIT 3.1(h)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MANAGED FUTURES PREMIER WARRINGTON L.P.

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, being the withdrawing general partner and the admitted general partner of Managed Futures Premier Warrington L.P. (the “Partnership”), for the purpose of amending the Certificate of Limited Partnership of the Partnership pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, do hereby certify as follows:

FIRST: The name of the Partnership is Managed Futures Premier Warrington L.P.

The name under which the Partnership was formed is Smith Barney Warrington Fund L.P.

SECOND: The date of filing of the Certificate of Limited Partnership is November 28, 2005.

THIRD: By this Certificate of Amendment, the Certificate of Limited Partnership of the Partnership is hereby amended to change the post office address within New York to which the Secretary of State shall mail a copy of any process against the Partnership served upon him.

The Certificate of Limited Partnership of the Partnership is hereby amended in the following respects:

Paragraph THIRD of the Certificate of Limited Partnership, relating to the designation of the secretary of state as the organization’s agent upon whom process may be served and the address where the secretary of state shall mail a copy of any process so served, is hereby amended in its entirety and, in lieu thereof, is inserted the following:

“3. The Partnership hereby designates the Secretary of State as its agent upon whom all process in any action or proceedings against it may be served within the State of New York. The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Warrington GP, LLC

200 Crescent Court, Suite 520

Dallas, Texas 75201

Attention: Chief Operating Officer”

FOURTH: By this Certificate of Amendment, the Certificate of Limited Partnership of the Partnership is hereby amended to reflect the admission of a general partner and the withdrawal of a general partner. The name of the admitted general partner is Warrington GP, LLC whose date of admission is as of the close of business on March 31, 2015. The name of the withdrawing general partner is Ceres Managed Futures LLC whose address is 522 Fifth Avenue, New York, New York 10036 and whose date of withdrawal is as of the close of business on March 31, 2015.

The Certificate of Limited Partnership of the Partnership is hereby amended in the following respects:

Paragraph FIFTH of the Certificate of Limited Partnership, stating the name and business address of the general partner, is hereby amended in its entirety and, in lieu thereof, is inserted the following:

“5. The name and business address of the sole general partner of the Partnership is as follows:

Warrington GP, LLC

200 Crescent Court, Suite 520

Dallas, Texas 75201”

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Certificate of Limited Partnership on this 8th day of May, 2015.

Admitted General Partner:

Warrington GP, LLC

By:	/s/ Scott C. Kimple
Scott C. Kimple
Sole Manager

Withdrawing General Partner:

Ceres Managed Futures LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
Authorized Person